Exhibit 10.1

INCREASE JOINDER

Reference is made to the Revolving Credit and Term Loan Agreement dated as of July 27, 2007, and amended and restated as of June 12, 2008, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in the Credit Agreement), the Lenders, WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the other agents and arrangers named therein.

Upon execution and delivery of this Increase Joinder by the parties hereto as provided in Section 2.12 of the Credit Agreement, the undersigned has the Commitment set forth in Schedule 1 hereto, effective as of the Closing Date.

Borrower hereby represents and warrants that, assuming the Administrative Agent executes and delivers this Increase Joinder, all of the conditions set forth in Section 2.12(b) of the Credit Agreement with respect hereto have been satisfied and Borrower is in compliance with all of the terms of such Section.

Borrower hereby authorizes the Administrative Agent to take the actions provided in Section 2.12(d) of the Credit Agreement so that, after giving effect to this Increase Joinder, the Revolver Loans outstanding are held by the Revolver Lenders pro rata based on their Revolver Commitments.

The terms and provisions of the Incremental Loans made pursuant to the Incremental Commitments shall be identical to the Revolver Loans issued under the Credit Agreement except as expressly provided in the paragraph immediately below.

Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Increase Joinder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and all other costs, expenses and fees due under any Loan Document.

THIS INCREASE JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Increase Joinder may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Increase Joinder to be duly executed and delivered by their proper and duly authorized officers as of this 27th day of June, 2008.

Wachovia Bank, N.A., as a Lender

By:
Name:
Title:

Bank of America, N.A., as a Lender

By:
Name:
Title:

JPMorgan Chase Bank, N.A., as a Lender

By:
Name:
Title:

Wells Fargo Bank, N.A. as a Lender

By:
Name:
Title:

BNP Paribas, as a Lender

By:
Name:
Title:

Guaranty Ban, FSB, as a Lender

By:
Name:
Title:

Royal Bank of Canada as a Lender

By:
Name:
Title:

Accepted and agreed:

ATLAS PIPELINE PARTNERS, L.P.

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:	[ ]
	Notice Address:	[ ]
	Attention:	[ ]
	Email:	[ ]
	Telephone:	[ ]
	Facsimile:	[ ]

2.	Additional Revolver Loan Commitment:

Wachovia Bank, N.A.	$15.0 million
Bank of America, N.A.	$11.0 million
JPMorgan Chase Bank, N.A.	$15.0 million
Wells Fargo Bank, N.A.	$11.0 million
BNP Paribas	$11.0 million
Guaranty Bank, FSB	$ 6.0 million
Royal Bank of Canada	$11.0 million